UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: October 22, 2007

(Date of earliest event reported)

BigBand Networks, Inc.

(Exact Name of Registrant as specified in Charter)

Delaware	Commission File No.:	04-3444278
(State or other Jurisdiction of incorporation)	001-33355	(I.R.S. Employer Identification No.)

475 Broadway Street

Redwood City, California 94063

(Address of Principal Executive Offices, including zip code)

(650) 995-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2007, Frederick Ball stepped down as Chief Financial Officer of BigBand Networks, Inc. (the “Company”). In connection with this event, the Company and Frederick Ball entered into a Transition Services Agreement (the “Transition Agreement”) pursuant to which Mr. Ball will cease to be an employee from and after November 26, 2007, but shall continue to serve as a consultant to the Company through May 1, 2008 unless such services are earlier terminated by either party. Pursuant to the Transition Agreement, Mr. Ball will, upon ceasing to be an employee and executing a release of claims, receive six (6) months acceleration of vesting on all outstanding options to purchase shares of the Company’s common stock pursuant to the Company’s stock option plans. The foregoing summary does not purport to be a complete description of the Transition Agreement and is qualified in its entirety by reference to the actual Transition Agreement which is attached hereto as Exhibit 10.23.

Item 8.01 – Other Events.

On October 18, 2007, the Company issued a press release announcing Mr. Ball’s departure. The complete release is attached to this report as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

10.23	Transition Services Agreement – Fred Ball

99.1	Press Release dated October 18, 2007 of BigBand Networks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIGBAND NETWORKS, INC.

Date: October 22, 2007	By:	/s/ Robert Horton
Robert Horton
Senior Vice President & General Counsel

EXHIBITS

10.23	Transition Services Agreement – Fred Ball

99.1	Press Release dated October 18, 2007 of BigBand Networks, Inc.